Exhibit 10.22

                            OMEGA ORTHODONTICS, INC.
                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, dated as of May 1, 1997, between DR. DEAN C. BELLAVIA, of Buffalo, New York (the "Employee") and OMEGA ORTHODONTICS, INC., a Delaware corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, the Employee desires to be employed by the Company, and the Company desires to employ the Employee, on the terms, covenants and conditions hereinafter set forth in this Agreement.

         NOW, THEREFORE, for the reasons set forth above, and in consideration of the mutual promises and agreements hereinafter set forth, the Company and the Employee agree as follows:

         1.       Employment and Duties.

         1.1 Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby employs and engages the Employee to hold the title of Director of Affiliate Programs and perform the duties of such position as designated by the board of directors of the Company (the "Board of Directors"). The Employee hereby accepts such employment and agrees to serve the Company in such capacity for the period of this Agreement.

         1.2 Duties. The Employee's duties shall include: all design, scheduling the installation and following up on the effectiveness of all the managerial systems used by the Company's affiliated orthodontic practices as outlined in the Affiliate Optimization Program, as revised from time to time; management of the effectiveness and productivity of the consultants used to optimize and maintain the affiliate practices' programs; and additional duties that the Employee and the Company agree upon.

         2.       Term of Employment.

         The term of this Agreement shall be for a period of three (3) years commencing on the closing of the initial public offering of the Company's common stock (the "Effective Date") and expiring at midnight on the day immediately preceding the third anniversary of the Effective Date, unless terminated prior to that date as provided in Section 7 of this Agreement. Commencing on the third anniversary of the Effective Date, and on each anniversary thereafter, the term of this Agreement shall be automatically extended for an additional year, unless either party gives notice of termination as provided in Subsection 5.7 of this Agreement.

         3.       Devotion to Duties.

         The Employee agrees that during the period that he is employed hereunder he shall devote the time necessary to complete his duties hereunder and shall use his best efforts to promote




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the interests of the Company. The parties acknowledge and agree that, notwithstanding the foregoing, the Employee may continue his orthodontic consulting business and may continue to pursue his academic and writing endeavors; provided, however, that such endeavors shall neither materially adversely affect or impair his ability to meet his obligations hereunder.


         4.       Compensation of Employee.

         4.1. Affiliate Payments and Base Salary.During the term of this Agreement, the Company shall pay to the Employee as compensation for the services to be performed by the Employee hereunder as follows:

                  (a) Beginning on the Effective Date, the Company shall pay the Employee $10,000 per month as an advance (the "Advance Amount") for compensation earned according to the following schedule: (i) one-time payments of Seven Thousand Five Hundred Dollars ($7,500) for each orthodontic practice affiliated with the Company in which the Employee initiates the optimization of the Omega Exceptional Practice Model (the "Model") (the "New Affiliate Payments"); and (ii) Two Hundred Eight and 333/1000 Dollars ($208.333) per month for each orthodontic practice affiliated with the Company in which the optimization of the Model was previously initiated by the Employee (the "Existing Affiliate Payments" and, collectively, with the New Affiliate Payments, the "Affiliate Payments"). At the end of each three full calendar months following the month in which the Effective Date occurs (a "Quarter"), the Company shall review the Advance Amount and the Affiliate Payments for such Quarter. If the Advance Amount exceeds the Affiliate Payments, the Advance Amount for the next Quarter shall be reduced by the amount of such excess.

                  (b) Beginning with the first month after the Company has completed affiliations with an aggregate of fifteen orthodontic practices, the Company shall pay the Employee at the rate of $10,000 per month (the "Base Salary") for that month and each month thereafter during the remainder of the term of this Agreement.

                 (c) The Affiliate Payments and the Base Salary shall be payable in semi-monthly installments in accordance with the Company's normal payroll practice. Commencing on the third anniversary of the Effective Date and on each anniversary thereafter, or as soon as practicable thereafter, the Compensation Committee of the Board of Directors (the "Compensation Committee"), or the Board of Directors if the Compensation Committee is not then appointed, shall review the Affiliate Payments or the Base Salary, as the case may be, and shall authorize, in its discretion, an appropriate increase thereto.

         4.2. Bonus. In addition to the compensation set forth elsewhere in this
Section 4, for each year or portion thereof during the term of this Agreement and any extensions thereof, the Employee shall be eligible to receive a bonus in an amount to be determined by the Compensation Committee, or the Board of Directors if the Compensation Committee is not then



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

appointed, in its discretion, based upon its evaluation of the Employee's performance during such year or portion thereof.

         The Employee shall also be eligible to participate in any program that pays bonus compensation for finding orthodontic practices that affiliate with the Company, if such a program is adopted by the Company. Such bonuses, if any, would be payable to the Employee only with respect to orthodontic practices that were previously clients of Full Optimization.

         4.3. Benefits. Unless otherwise permitted by resolution of the Board of Directors, the Employee shall not be entitled to participate, during the term he is employed hereunder, in any regular employee benefit and deferred compensation plans established by the Company.

         4.4. Office and Secretary. The Employee shall provide his own office and secretarial help as needed to perform his duties hereunder, subject to reimbursement by the Company as provided in Subsection 4.5 hereof for providing such office and secretarial help. The parties understand and agree that such office shall be located at 44 Capen Boulevard, Buffalo, New York, unless the parties agree otherwise.

         4.5. Reimbursement of Expenses.The Company shall provide for the payment or reimbursement of all reasonable and necessary expenses incurred by the Employee in connection with the performance of his duties under this Agreement. The parties understand and agree that the Employee may maintain a charge card account in his name for his exclusive use for reimbursable expenses and that the Company will reimburse the Employee utilizing the monthly charge account statement. in accordance with the Company's expense reimbursement policy, as such may change from time to time.

         4.6 Incentive Stock Options. The Company shall grant to the Employee, upon the execution of this Agreement, an incentive stock option under the Company's Incentive Stock Plan to acquire 50,000 shares of the Company's Common Stock, par value $.01 per share, at an exercise price equal to the initial public offering price for the Company's Common Stock. Such option shall be fully vested and exercisable on the first anniversary of the date of execution of this Agreement.

         5.       Termination of Employment.

         5.1. Termination For Cause. "Termination For Cause," as hereinafter defined, may be effected by the Company at any time during the term of this Agreement by written notification to the Employee pursuant to Subsection 5.7 of this Agreement. Upon Termination For Cause, the Employee shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, but the




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Employee shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

         "Termination For Cause" shall mean termination by the Company of the Employee's employment by the Company by reason of the Employee's:

          (i) Commission of a crime of moral turpitude or a violation of law which results in criminal charges, fines or penalties or an order which prevents the Employee from performing his duties hereunder;

          (ii) Deliberate dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Company or any subsidiary or affiliate thereof; or

          (iii)Willful failure to perform material duties and responsibilities of the Employee hereunder or a material breach of this Agreement by the Employee, which failure or breach continues for more than thirty (30) days after written notice is given to the Employee pursuant to a two-thirds vote of all of the members of the Board of Directors of the Company, such notice to set forth in reasonable detail the nature of such failure or breach.

         5.2. Termination Other Than For Cause. Notwithstanding any other provisions of this Agreement, the Company or the Employee may effect a "Termination Other Than For Cause," as hereinafter defined, at any time upon giving written notice to the other party of such termination pursuant to Subsection 5.7 of this Agreement. Upon any Termination Other Than For Cause, the Employee shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in Subsection 6.2, but no other compensation or reimbursement of any kind.

         "Termination Other Than For Cause" shall mean:

         (a) termination by the Company of the employment of the Employee with the Company for any reason other than a termination under Section 5.1, 5.3 or
5.4 hereof;

         (b) termination by the Employee of the Employee's employment with the Company for Good Reason. Good Reason shall mean the occurrence of any of the following events:

               (i) a substantial adverse change, not consented to by the Employee, in the nature or scope of the Employee's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Employee immediately prior to the Change in Control; or



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

               (ii) a reduction in the Employee's annual base salary as in effect on the date hereof or as the same may be increased from time to time; or

               (iii) the relocation of the Company's offices at which the Employee is principally employed immediately prior to the date of a Change in Control to a location more than twenty-five (25) miles from such offices, provided that such relocation results in an addition of more than ten (10) miles to the current commute of the Employee immediately prior to the date of the Change in Control, or the requirement by the Company for the Employee to be based anywhere other than the Company's offices at such new location, except for required travel on the Company's business to an extent substantially consistent with the Employee's business travel obligations immediately prior to the Change in Control; or

               (iv) the failure by the Company to pay to the Employee any portion of his compensation or to pay to the Employee any portion of an installment of deferred compensation under any deferred compensation program of the Company within fifteen (15) days of the date such compensation is due without prior written consent of the Employee; or

               (v) the failure by the Company to comply with any term or
u          provision under this Agreement; or

               (vi) the failure by the Company to obtain an effective agreement from any successor to assume and agree to perform this Agreement.

         5.3. Termination by Reason of Disability. If, during the term of this Agreement, the Employee, in the reasonable judgment of the Board of Directors, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than twelve (12) consecutive months, the Company shall have the right to terminate the Employee's employment hereunder by written notification to the Employee pursuant to Subsection 5.7 of this Agreement and payment to the Employee of all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, with the exception of medical and dental benefits which shall continue through the expiration of this Agreement, but the Employee shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

         5.4. Death. In the event of the Employee's death during the term of this Agreement, the Employee's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and the Company shall pay to his estate or such




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

beneficiaries as the Employee may from time to time designate all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, and to the date of termination, but the Employee's estate shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

         5.5. Voluntary Termination. In the event of a "Voluntary Termination," as hereinafter defined, the Company shall immediately pay all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind, including without limitation, severance compensation.

         "Voluntary Termination" shall mean termination by the Employee of the Employee's employment by the Company other than (i) for Good Reason as described in Section 5.2, (ii) termination by reason of the Employee's disability as described in Subsection 5.3, and (iii) termination by reason of the Employee's death as described in Subsection 5.4.

         5.6. Termination Upon a Change in Control. In the event of a "Termination Upon a Change in Control," as hereinafter defined, the Employee shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which the Employee is a participant to the full extent of the Employee's rights under such plans and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in Subsection 6.1, but no other compensation or reimbursement of any kind.

         "Termination Upon a Change in Control" shall mean Termination Other Than For Cause occurring within twenty-four (24) months after a "Change in Control," as hereinafter defined.

         "Change in Control" shall mean (i) the date on which the Company first determines that any person and all other persons which constitute a group, within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), have acquired direct or indirect beneficial ownership, with the meaning of Rule 13d-3 under the Exchange Act, of twenty percent (20%) or more of the Company's outstanding securities, unless a majority of the "Continuing Directors," as hereinafter defined, approves the acquisition not later than ten (10) business days after the Company makes that determination, or (ii) the first day on which a majority of the members of the Board of Directors are not Continuing Directors. Notwithstanding the foregoing, issuances of the Company's securities in connection with the




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Company's initial public offering, expected to be completed during 1997, shall not constitute or be deemed to constitute a "Change in Control."

         "Continuing Directors" shall mean, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on December 31, 1996, (ii) has been a member of the Board of Directors for the two (2) years immediately preceding such date of determination, or (iii) was nominated for election or elected to the Board of Directors with the affirmative vote of the greater of (A) a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election or
(B) at lease three (3) Continuing Directors.

         5.7. Notice of Termination. The Company may effect a termination of this Agreement pursuant to the provisions of this Section 5 upon giving ninety
(90) days' written notice to the Employee of such termination. The Employee may effect a termination of this Agreement pursuant to the provisions of this
Section 5 upon giving ninety (90) days' written notice to the Company of such termination.

         5.8. Limitation on Termination Benefits.No payments by the Company to or for the benefit of the Employee under this Agreement or any other agreement or plan pursuant to which he is entitled to receive payments or benefit shall be non-deductible to the Company by reason of the operation of Section 280G of the Internal Revenue Code of 1986, as amended, (the "Code") or any successor provision relating to parachute payments. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said Section 280G, any such payments exceed the amount which can be deducted by the Company, such payments shall be reduced to the maximum amount which can be deducted by the Company. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Employee, such excess payments shall be refunded to the Company with interest thereon at the applicable Federal Rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payments shall be non-deductible to the Company by reason of the operation of said Section 280G. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said
Section 280G, the Employee shall determine which method shall be followed, provided that if the Employee fails to make such determination within forty-five
(45) days after the Company has sent him written notice of the need for such reduction, the Company may determine the method for such reduction in its sole discretion.

         5.9 Determination of Termination Benefits. If any dispute between the Company and the Employee as to any of the amounts to be determined under this
Section 5, or the method of calculating such amounts, cannot be resolved by the Company and the Employee, either party after giving three (3) days written notice to the other, may refer the dispute to a partner in the Boston office of a firm of independent certified public accountants selected jointly by the Company and the Employee. The determination of such partner as to the amount to be determined under this Section 5 and the method of calculating such amounts shall be final and binding on both the Company and the Employee. The Company shall bear the costs of any such determination.



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         6.       Severance Compensation.

         6.1. Termination Upon Change in Control or Termination Other Than For Cause. In the event the Employee's employment is terminated in a Termination Upon a Change in Control or a Termination Other Than For Cause, the Employee shall be paid as severance compensation the Base Salary (at the rate payable at the time of such termination ) for the longer of (a) twelve (12) months or (b) the remaining term of this Agreement, on the dates specified in Subsection 4.1.

         Notwithstanding any provision in this Subsection 6.1 to the contrary, the Employee may, in the Employee's sole discretion, by delivery of a notice to the Company within thirty (30) days following a Termination Upon a Change in Control, elect to receive from the Company a lump sum severance payment by bank cashier's check equal to the present value of the flow of cash payments that would otherwise be paid to the Employee pursuant to this Subsection 6.1. Such present value shall be determined as of the date of delivery of the notice of election by the Employee and shall be based on a discount rate equal to the interest rate on 90-day United States Treasury bills, as reported in the Wall Street Journal, or similar publication, on the date of delivery of the election notice. If the Employee elects to receive a lump sum severance payment, the Company shall make such payment to the Employee within ten (10) days following the date on which the Employee notifies the Company of the Employee's election.

         In addition to the severance payment payable under this Subsection 6.1, the Employee shall be entitled to an accelerated vesting of any awards granted to the Employee under the Company's Incentive Stock Plan.

         6.2. Termination Upon Any Other Event. In the event of a Voluntary Termination, Termination For Cause, termination by reason of the Employee's disability pursuant to Subsection 5.5 or termination by reason of the Employee's death pursuant to Subsection 5.6, the Employee or his estate shall not be paid any severance compensation.

         7.       Obligations Contingent on Performance.

         The obligations of the Company under this Agreement, including its obligation to pay the compensation provided for herein, shall be contingent upon the Employee's performance of his obligations under this Agreement.

         8.       Confidentiality.

         The Employee agrees to hold in strict confidence all information concerning any matters affecting or relating to the business of the Company, including without limiting the generality of the foregoing its manner of operation, plans, protocols, processes, computer programs, tenant lists, client lists, marketing information and analysis, or other data, without regard to whether all of the foregoing matters will be deemed confidential or material. Such information does not include the systems, forms, books, manuals, concepts and anything relating to the Employee's




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copyrighted material referred to in Section 9 hereof. The Employee agrees that he will not, directly or indirectly, use the Company's information for the benefit of others than the Company or disclose or communicate any of such information in any manner whatsoever other than to the directors, officers, employees, agents and representatives of the Company who need to know such information, who shall be informed by the Employee of the confidential nature of such information and directed by the Employee to treat such information confidentially. Upon the Company's request, the Employee shall return all information furnished to him related to the business of the Company.

         The above limitations on use and disclosure shall not apply to information which the Employee can demonstrate: (a) was known to the Employee before joining the Company and was not contributed to the Company by the Employee; (b) is learned by the Employee from a third party entitled to disclose it; or (c) becomes known publicly other than through the Employee. The parties hereto stipulate that all such information is material and confidential and gravely affects the effective and successful conduct of the business of the Company and the Company's good will, and that any breach of the terms of this
Section 8 shall be a material breach of this Agreement. The terms of this
Section 8 shall remain in effect during the term of this Agreement and for a period of two (2) years thereafter.

         9.       Use of Proprietary Information.

         9.1 Company Proprietary Information. The Employee recognizes that the Company possesses a proprietary interest in all of the information described in
Section 8 and has the exclusive right and privilege to use, protect by copyright, patent or trademark, manufacture or otherwise exploit the processes, ideas and concepts described therein to the exclusion of the Employee, except as otherwise agreed between the Company and the Employee in writing. The Employee expressly agrees that any products, inventions, discoveries or improvements made by the Employee, his agents or affiliates, during the term of this Agreement, based on or arising out of the information described in Section 8 shall be the property of and inure to the exclusive benefit of the Company. The Employee further agrees that any and all products, inventions, discoveries or improvements developed by the Employee and intended solely for the use of the Company (whether or not able to be protected by copyright, patent or trademark) during the term or any extension hereof shall be promptly disclosed to the Company and shall be used exclusively by the Company.

         9.2 Employee Proprietary Information. The Company recognizes that the forms, systems and concepts used to develop certain of the Company's manuals, forms, systems and concepts are copyrighted property of the Employee and The Bio-Engineering Co., of Buffalo, NY (the "Employee Proprietary Information"), and that the Employee and The Bio-Engineering Co. retain the legal rights to the Employee Proprietary Information and may continue to use, publish and do whatever the Employee and The Bio-Engineering Co. deem appropriate with the Employee Proprietary Information. The Company acknowledges and agrees that the Company may only use the Employee Proprietary Information for the betterment of its affiliated orthodontic practices and may not publish, sell or in any way use the Employee Proprietary Information




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for any other purpose or transfer to any other entity that the Company wishes to, without the prior written consent of the Employee and The Bio-Engineering
Co.

         10.      Non-Competition Agreement.

         10.1. Non-Competition. The Employee agrees that, during the term of this Agreement and for a period of one (1) year thereafter, he shall not, without the prior written consent of the Company, directly or indirectly, own, manage, operate, control, be connected with as an officer, employee, partner, consultant or otherwise, or otherwise engage or participate in, except as an employee of the Company, or any corporation directly or indirectly controlled by it, any corporation or other business entity engaged in providing management services to the orthodontic industry, except his orthodontic consulting business referred to in Section 3 hereof. Notwithstanding the foregoing, the ownership by the Employee of less than two percent (2%) of any class of the outstanding capital stock of any corporation conducting a business competitive with the Company which is regularly traded on a national securities exchange or an over-the-counter market shall not be a violation of the foregoing covenant.

         The Employee hereby acknowledges and agrees that the provisions set forth in this Subsection 10.1 constitute a reasonable restriction on his ability to compete with the Company.

         10.2. Non-Solicitation. Without the prior written consent of the Company, during the term of this Agreement and for a period of one (1) year thereafter, the Employee shall not contact or solicit, directly or indirectly, any customer, client, affiliate orthodontist or orthodontic entity, tenant or account whose identity the Employee obtained through association with the Company, regardless of the geographical location of such customer, client, affiliate orthodontist or orthodontic entity, tenant or account, nor shall the Employee, directly or indirectly, entice or induce, or attempt to entice or induce, any other employee of the Company to leave such employ, nor shall the Employee employ any such person in any business similar to or in competition with that of the Company during the term of this Agreement and for a period of one (1) year thereafter. The Employee hereby acknowledges and agrees that the provisions set forth in this Subsection 10.2 constitute a reasonable restriction on his ability to compete with the Company.

         10.3. Savings Provision. The parties hereto agree that, in the event a court of competent jurisdiction shall determine that the geographical or durational elements of this covenant are unenforceable, such determination shall not render the entire covenant unenforceable. Rather, the excessive aspects of the covenant shall be reduced to the threshold which is enforceable, and the remaining aspects shall not be affected thereby.

         10.4. Equitable Relief. The Employee acknowledges that the extent of damages to the Company from a breach of Sections 8, 9 and 10 of this Agreement would not be readily quantifiable or ascertainable, that monetary damages would be inadequate to make the Company whole in case of such a breach, and that there is not and would not be an adequate remedy at law for such a breach. Therefore, the Employee specifically agrees that the Company is entitled to injunctive or other equitable relief from a breach of Sections 8, 9 and 10 of this Agreement, and




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hereby waives and covenants not to assert against a prayer for such relief that there exists an adequate remedy at law, in monetary damages or otherwise.

         11.      Entire Agreement.

         This Agreement contains the complete agreement concerning the employment arrangement between the parties and shall, as of the effective date, supersede all other agreements or arrangements between the parties with regard to the subject matter hereof.


         12.      Binding Agreement.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. The obligations of the Company under this Agreement shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business or similar event relating to the Company. This Agreement shall not be terminated by reason of any merger, consolidation or reorganization of the Company, but shall be binding upon and inure to the benefit of the surviving or resulting entity.

         13.      Modification.

         No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties thereunder, unless such waiver or modification is in writing, duly executed as aforesaid.

         14.      Severability.

         All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid or unenforceable by any court of competent jurisdiction, this Agreement shall be interpreted as if such invalid agreements or warrants were not contained herein.

         15.      Manner of Giving Notice

         All notices, requests and demands to or upon the respective parties hereto shall be sent by hand, certified mail, overnight air courier service or telecopier (if within a reasonable time a permanent copy is given by any of the other methods described above), in each case with all applicable charges paid or otherwise provided for, addressed as follows or to such other address as may hereafter be designated in writing by the respective parties hereto:



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         To Company:

                  Omega Orthodontics, Inc.
                  3621 Silver Spur Lane
                  Acton, CA 93510
                  Telephone:  (805) 269-2841
                  Facsimile:  (805) 269-2854

         To Employee:

                  Dean C. Bellavia
                  44 Capen Boulevard
                  Buffalo, New York 14214
                  Telephone: (716) 834-5857
                  Facsimile: (716) 834-4923

Such notices, requests and demands shall be deemed to have been given or made on the date of delivery if delivered by hand or by telecopy and on the next following date if sent by mail or by air courier service.

         16.      Waiver.

         If either party should waive any breach of any provision of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         17.      Remedies.

         In the event of a breach of this Agreement, the non-breaching party will be entitled to such legal and equitable relief as may be provided by law, and shall further be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing the non-breaching party's rights hereunder.

         18.      Headings.

         The headings have been inserted for convenience only and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

         19.      Choice of Law.

         It is the intention of the parties hereto that this Agreement and the performance hereunder be construed in accordance with, under and pursuant to the laws of the State of Delaware without regard to the jurisdiction in which any action or special proceeding may be instituted.

         20.      Counterparts.

         This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.



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



         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first stated above.


                                              COMPANY:

                                              OMEGA ORTHODONTICS, INC.



                                              By:  /s/  Robert J. Schulhof
                                                   --------------------------
                                                   Name:  Robert J. Schulhof
                                                   Title:  President



                                              EMPLOYEE


                                                   /s/  Dean C. Bellavia
                                                   --------------------------
                                                   Dean C. Bellavia


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